                                                                   EXHIBIT 4.1.4

                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of December __, 2001 (this "Agreement"), made by EME Homer City Generation, L.P. ("HOMER CITY" or "EME HOMER CITY"), Homer City OL1 LLC, Homer City OL2 LLC, Homer City OL3 LLC, Homer City OL4 LLC, Homer City OL5 LLC, Homer City OL6 LLC, Homer City OL7 LLC and Homer City OL8 LLC (each, an "Owner Lessor" and collectively, the "Owner Lessors"), The Bank of New York, as successor to United States Trust Company of New York (the "BONDHOLDER TRUSTEE") and Homer City Funding LLC ("Homer City Funding").

                                    RECITALS

                  WHEREAS, Homer City Funding is a Delaware limited liability company and special purpose funding vehicle created for the purpose of engaging in the sale-leaseback transaction (the "Sale-Leaseback Transaction") involving certain facilities (the "Facilities") owned by EME Homer City Generation L.P. ("EME Homer City").

                  WHEREAS, Edison Mission Holdings Co. ("Holdings") entered into the Indenture, dated as of May 27, 1999, between Holdings and the United States Trust Company of New York (as amended from time to time, the "Indenture") pursuant to which Holdings issued 8.137% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds due 2026 which it subsequently exchanged for a like amount of substantially similar bonds that had been registered under the Securities Act of 1933 (collectively, the "Bonds").

                  WHEREAS, the direct and indirect subsidiaries of Holdings, including EME Homer City (collectively, the "Subsidiary Guarantors") entered into the Guarantee and Collateral Agreement, dated as of March 18, 1999, among Holdings, each Subsidiary Guarantor and the United States Trust Company of New York (as amended from time to time, the "Guarantee and Collateral Agreement") pursuant to which each Subsidiary Guarantor unconditionally guarantees the obligations of Holdings under the Indenture and the Bonds.

                  WHEREAS, in connection with the Sale-Leaseback Transaction, Holdings and each Subsidiary Guarantor (other than EME Homer City), were released from all their respective obligations under the Indenture, the Guarantee and Collateral Agreement and the Bonds.

                  WHEREAS, pursuant to the Assumption Agreement, dated December __, 2001, among Holdings, EME Homer City and the Bondholder Trustee, EME Homer City assumed, and Holdings was released from, all the obligations of Holdings under the Indenture and the Bonds.

                  WHEREAS, pursuant to the Bills of Sale and Participation Agreements, and in partial consideration for the sale of the Facilities, each Owner Lessor agreed to expressly assume, on a several basis, a pro rata portion of all the obligations of EME Homer City under the Indenture and the related Bonds.

                  WHEREAS, Homer City Funding desires to expressly assume, on behalf of each Owner Lessor, all obligations of EME Homer City under the Indenture and the Bonds in consideration for (i) the issuance to Homer City Funding by the Owner Lessors of notes in an aggregate principal amount of approximately $830,000,000 (the "Notes") and (ii) the transfer of funds as set forth below.

                  NOW THEREFORE, for and in consideration of the premises and the mutual promises and covenants set forth herein:

                  1. ASSUMPTION. Homer City Funding hereby unconditionally and irrevocably assumes all obligations of EME Homer City under the Indenture and the Bonds, including, but not limited to, all accrued and unpaid interest on the Bonds to the date hereof. Each Owner Lessor is released from its obligations to assume, on a several basis, a pro rata portion of all obligations of EME Homer City under the Indenture and the Bonds. EME Homer City is released from its obligations under the Indenture and the Bonds.

                  2. ACCEPTANCE. Homer City and each Owner Lessor hereby accepts this assumption of all its respective obligations to assume, on a several basis, and in the case of each Owner Lessor, a pro rata portion of all obligations of EME Homer City under the Indenture and the Bonds.

                  3. ACKNOWLEDGMENT. The Bondholder Trustee acknowledges that, as a consequence of the assignment and assumption contained herein, neither EME Homer City nor any Owner Lessor has any liability under the Bonds and the Bond Indenture Trustee agrees, and by its acceptance, each holder of a Bond agrees, that it will not look to EME Homer City or such Owner Lessor for payments of any amounts owed in respect of the Bonds. (For the avoidance of doubt the foregoing will not be deemed to limit application of payments made by any Owner Lessor on Lessor Notes for the account of Homer City Funding to Homer City Funding's obligations in respect of the Bonds.)

                  4. TRANSFER. EME Homer City shall transfer to The Bank of New York as Bondholder Trustee/Paying Agent funds in an amount equal to the accrued and unpaid interest on the Bonds as of the date hereof, to be used on the next Payment Date (as defined in the Bonds) to pay a portion of the interest on the Bonds.


                  5. BINDING OBLIGATION. Each Owner Lessor, Homer City Funding and the Bondholder Trustee hereby represents that its respective obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms.

                  6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each Owner Lessor, Homer City Funding and the Bondholder Trustee and their respective heirs, successors and assigns as permitted under the Indenture.

                  7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  8. LIMITATIONS OF LIABILITY OF THE INDEPENDENT MANAGER. It is expressly understood and agreed by the parties hereto that this Agreement is executed by Wells Fargo, not individually or personally, but solely as Independent Manager under the applicable Lessor LLC Agreement in the exercise of the power and authority conferred and vested in it as such Independent Manager, that each and all of the representations, undertakings and agreements herein made on the part of the Independent Manager or the Owner Lessor are intended not as personal representations, undertakings and agreements by Wells Fargo, or for the purpose or with the intention of binding Wells Fargo, personally, but are made and intended for the purpose of binding only the Lease Indenture Estate, that nothing herein contained shall be construed as creating any liability of Wells Fargo, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wells Fargo, to perform any covenant either express or implied contained herein or in the other Operative Documents to which the Independent Manager or the Owner Lessor is a party, and that so far as Wells Fargo is concerned, any Person shall look solely to the Lease Indenture Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; PROVIDED, that nothing contained in this SECTION shall be construed to limit in scope or substance any general corporate liability of Wells Fargo as expressly provided in the Lessor LLC Agreement or in the Participation Agreement.

                  9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10. LIMITATION OF LIABILITY. No director, officer, employee, incorporator, Shareholder, member, manager, agent or affiliate of Homer City Funding shall have any liability for or in connection with any of the representations, warranties, or obligations of Homer City Funding under this Agreement, the Bonds, or the Indenture, as to all of which recourse shall be had solely to the Notes.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.


                                            EME HOMER CITY GENERATION, L.P.


                                              By:___________________________
                                                   Name:
                                                   Title:


                                            HOMER CITY OL1 LLC

                                            By: Wells Fargo Bank
                                                Northwest, National
                                                Association, not in its
                                                individual capacity,
                                                but solely as owner
                                                Manager


                                              By:___________________________
                                                   Name:
                                                   Title:


                                            HOMER CITY OL2 LLC

                                            By: Wells Fargo Bank
                                                Northwest, National
                                                Association, not in its
                                                individual capacity,
                                                but solely as Owner
                                                Manager


                                              By:___________________________
                                                   Name:
                                                   Title:


                                            HOMER CITY OL3 LLC

                                            By: Wells Fargo Bank
                                                Northwest, National
                                                Association, not in its
                                                individual capacity,
                                                but solely as Owner
                                                Manager

                                              By:___________________________
                                                   Name:
                                                   Title:


                                            HOMER CITY OL4, LLC

                                            By: Wells Fargo Bank
                                                Northwest, National
                                                Association, not in its
                                                individual capacity,
                                                but solely as Owner
                                                Manager

                                              By:___________________________
                                                   Name:
                                                   Title:

                                           HOMER CITY OL5 LLC


                                           By:___________________________
                                                Name:
                                                Title:


                                           HOMER CITY OL6 LLC


                                           By:___________________________
                                                Name:
                                                Title:


                                           HOMER CITY OL7 LLC


                                           By:___________________________
                                                Name:
                                                Title:


                                           HOMER CITY OL8 LLC


                                           By:___________________________
                                                Name:
                                                Title:


                                           HOMER CITY FUNDING LLC


                                           By:___________________________
                                                Name:
                                                Title:


                                           THE BANK OF NEW YORK, as successor to
                                           UNITED STATES TRUST COMPANY OF
                                           NEW YORK


                                           By:___________________________
                                                Name:
                                                Title: